Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

Fourth Amendment to Credit Agreement, dated the 23rd day of October, 2015, by and among UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (“Universal”), DUNKIRK SPECIALTY STEEL, LLC, a Delaware limited liability company (“Dunkirk”), NORTH JACKSON SPECIALTY STEEL, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk and North Jackson are, each, a “Borrower” and collectively, the “Borrowers”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), and various other financial institutions from time to time (PNC and such other financial institutions are each, a “Lender” and collectively, the “Lenders”) and PNC, as administrative agent for the Lenders (PNC, in such capacity, the “Administrative Agent”) (the “Fourth Amendment”).

W I T N E S S E T H:

WHEREAS, the Borrowers, USAP Holdings, Inc., a Delaware corporation and the other Guarantors (as defined therein) party thereto, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of August 18, 2011, as amended by that certain (i) First Amendment to Credit Agreement, dated March 19, 2012, (ii) Second Amendment to Credit Agreement, dated March 29, 2013 and (iii) Third Amendment to Credit Agreement, dated November 7, 2013 (as may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed to extend credit to the Borrowers; and

WHEREAS, the Borrowers desire to amend certain provisions of the Credit Agreement and the Administrative Agent and the Lenders desire to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. Effective as of September 30, 2015, Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined term in its entirety and in its stead inserting the following:

Consolidated EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, amortization, non-cash impairment charges and other non-cash charges to net income, interest expense, income tax expense, non-recurring severance and healthcare expenses incurred in the fiscal year ending December 31, 2015 not to exceed Four Hundred Thousand and 00/100 Dollars ($400,000.00) in the aggregate and extraordinary losses incurred in the fiscal year ending December 31, 2015 related to supplier defected ceramic refractories not to exceed Nine Hundred Fifty Thousand and 00/100 Dollars ($950,000.00) in the aggregate minus (ii) non-cash credits to net income, in each case of Universal and its Subsidiaries for such period determined and consolidated in accordance with GAAP. For purposes of calculating Consolidated EBITDA, (a) with respect to any Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if such Permitted Acquisition had been consummated at the beginning of such period, and (b) with respect to a business liquidated, sold or disposed of by the Loan Parties in accordance with and as permitted by the terms and provisions of the final loan documentation, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period.

3. Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms in their entirety and in their stead inserting the following:

Guaranty Agreement or Guaranty Agreements shall mean, singularly or collectively, as the context may require, any Guaranty and Suretyship Agreement made by any Guarantor to the Administrative Agent (for its benefit and for the benefit of the Lenders), in form and substance satisfactory to the Administrative Agent.

Pledge Agreement or Pledge Agreements shall mean, singularly or collectively, as the context may require, (i) the Pledge Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by Universal to the Administrative Agent (for its benefit and for the benefit of the Lenders) with respect to all of the membership interests of Dunkirk and North Jackson owned by Universal, and (ii) any other Pledge Agreement executed and delivered by any Loan Party to the Administrative Agent (for its benefit and for the benefit of the Lenders), in form and substance satisfactory to the Administrative Agent.

Undrawn Availability shall mean, as of any date of determination, an amount equal to (a) the lesser of (i) the Borrowing Base or (ii) the Revolving Credit Commitments, minus (b) the sum of (i) the Revolving Facility Usage plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding beyond normal trade terms (excluding any such amounts being disputed by the applicable Borrower in good faith but only to the extent of such dispute), plus (iii) fees and expenses then due from the Borrowers hereunder which have not been paid or charged to the account of the Borrowers.

4. The defined term Daily LIBOR Rate set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the following new sentence to the end thereof: “Notwithstanding the foregoing, if the Daily LIBOR Rate as determined under the method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.”

5. The defined term LIBOR Rate set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the phrase “which has been approved by the British Bankers’ Association” appearing therein and (ii) inserting the following new sentence to the end thereof: “Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.”

6. The defined term Permitted Prepayment Condition set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference therein to “after giving effect to such prepayment, a pro forma Leverage Ratio not to exceed 0.50 below the then applicable Leverage Ratio required pursuant to Section 8.2.18 [Maximum Leverage Ratio]” and in its stead inserting a reference to “after giving effect to such prepayment, a pro forma Leverage Ratio not to exceed 2.50 to 1.00”.

7. Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms in their entirety:

Transaction Expenses

USAP Holdings

8. Section 8.2.6 of the Credit Agreement is hereby amended by deleting sub-clauses (y) and (z) of clause (ii)(E) in their entirety and in their stead inserting the following:

and (y) after giving effect to such Permitted Acquisition and the incurrence of any Loans, other Indebtedness or contingent obligations in connection therewith, a pro forma Leverage Ratio not to exceed 2.50 to 1.00 for the period equal to the four (4) consecutive fiscal quarters most recently ended for which financial statements are available prior to the date of such Permitted Acquisition

9. Section 8.2.9 of the Credit Agreement is hereby amended by deleting clauses (y) and (z) that follow the proviso set forth therein in their entirety and in their stead inserting the following:

and (y) after giving effect to the consummation of such Joint Venture and the incurrence of any Loans, other Indebtedness or contingent obligations in connection therewith, pro forma Leverage Ratio does not exceed 2.50 to 1.00 for the period equal to the four (4) consecutive fiscal quarters most recently ended for which financial statements are available prior to the date of consummation of such Joint Venture

10. Effective as of September 30, 2015, Section 8.2.17 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

8.2.17 Minimum Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio to be less than 1.10 to 1.00, calculated as of September 30, 2016 and the end of each fiscal quarter thereafter, in each case for the four (4) fiscal quarters then ended.

11. Section 8.2.18 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

8.2.18 Maximum Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio to exceed 3.50 to 1.00, calculated as September 30, 2015 for the four (4) fiscal quarters then ended.

12. Section 8.2.19 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

8.2.19 Minimum Consolidated EBITDA. The Loan Parties shall not permit Consolidated EBITDA to be less than (i) Twelve Million Four Hundred Thousand and 00/100 Dollars ($12,400,000.00), calculated as of December 31, 2015 for the four (4) fiscal quarters then ended, (ii) Ten Million Two Hundred Thousand and 00/100 Dollars ($10,200,000.00), calculated as of March 31, 2016 for the four (4) fiscal quarters then ended, (iii) Ten Million Eight Hundred Thousand and 00/100 Dollars ($10,800,000.00), calculated as of June 30, 2016 for the four (4) fiscal quarters then ended, (iv) Sixteen Million Eight Hundred Thousand and 00/100 Dollars ($16,800,000.00), calculated as of September 30, 2016 for the four (4) fiscal quarters then ended, and (v) Twenty-Three Million and 00/100 Dollars ($23,000,000.00), calculated as of December 31, 2016 for the four (4) fiscal quarters then ended.

13. Section 8.2 of the Credit Agreement is hereby amended by inserting a new Section 8.2.21 as follows, immediately after Section 8.2.20:

8.2.21 Minimum Liquidity. Commencing on December 31, 2015, the Loan Parties shall not at any time permit Undrawn Availability to be less than Ten Million and 00/100 Dollars ($10,000,000.00).

14. Exhibit 8.2.6 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the updated Exhibit 8.2.6 attached hereto as Annex 1.

15. Exhibit 8.3.3 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the updated Exhibit 8.3.3 attached hereto as Annex 2.

16. The provisions of Sections 2 through 15 of this Fourth Amendment shall not become effective until the Administrative Agent has received the following, each in form and substance acceptable to the Administrative Agent:

(a)	this Fourth Amendment, duly executed by the Borrowers, the Lenders and the Administrative Agent;

(b)	payment of (i) all fees due and payable on or prior to the date of this Fourth Amendment pursuant to a certain letter agreement, dated of even date herewith, executed by PNC and PNC Capital Markets LLC and accepted and agreed to by the Borrowers (the “Fourth Amendment Fee Letter”) and (ii) any other fees and expenses owed to the Administrative Agent and its counsel in connection with the Credit Agreement or this Fourth Amendment; and

(c)	such other documents as may be reasonably requested by the Administrative Agent.

17. The Loan Parties hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement or as set forth in this Fourth Amendment and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

18. The Loan Parties acknowledge and agree that each and every document, instrument or agreement which at any time has secured payment of the Obligations including, but not limited to, the Credit Agreement, each Patent, Trademark and Copyright Security Agreement, each Pledge Agreement, the Security Agreement, the Mortgage and the Lease Assignment continue to secure prompt payment when due of the Obligations.

19. The Loan Parties hereby represent and warrant to the Lenders and the Administrative Agent that (i) the Loan Parties have the legal power and authority to execute and deliver this Fourth Amendment; (ii) the officers of the Loan Parties executing this Fourth Amendment have been duly authorized to execute and deliver the same and bind the Loan Parties with respect to the provisions hereof; (iii) the execution and delivery hereof by the Loan Parties and the performance and observance by the Loan Parties of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Loan Parties or any law applicable to the Loan Parties or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Loan Parties and (iv) this Fourth Amendment, the Credit Agreement and the documents executed or to be executed by the Loan Parties in connection herewith or therewith constitute valid and binding obligations of the Loan Parties in every respect, enforceable in accordance with their respective terms.

20. The Loan Parties represent and warrant that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Fourth Amendment or the performance or observance of any provision hereof; and (ii) they presently have no claims or actions of any kind at law or in equity against the Lenders and/or the Administrative Agent arising out of or in any way relating to the Credit Agreement or the other Loan Documents.

21. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

22. The agreements contained in this Fourth Amendment are limited to the specific agreements contained herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Fourth Amendment amends the Credit Agreement and is not a novation thereof.

23. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopy or e-mail (or other electronic communication) shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

24. The Loan Parties acknowledge and agree that (a) the Credit Agreement and certain of the other Loan Documents may contain one or more provisions authorizing the Administrative Agent and/or other Persons (the Administrative Agent and such other Persons, acting in such capacity, are each an “Authorized Person”), to act as the Loan Parties’ attorney-in-fact or agent (collectively, the “Power of Attorney”); (b) the purpose of the Power of Attorney is to give each Authorized Person broad powers to take any action which any Authorized Person may deem necessary or advisable to accomplish the purposes hereof and otherwise act in the name of the Loan Parties; (c) the Power of Attorney is coupled with an interest and, as such, any Authorized Person, in exercising any of its rights under the Power of Attorney is not a fiduciary of the Loan Parties; (d) any Authorized Person may exercise any of its rights under the Power of Attorney for the sole benefit of such Authorized Person, without regard to the interests of the Loan Parties; (e) the Power of Attorney shall in no way be construed as to benefit the Loan Parties; (f) no Authorized Person shall have any duty to exercise any powers granted by the Power of Attorney for the benefit of the Loan Parties or in the Loan Parties’ best interest; (g) no Authorized Person shall have any duty of loyalty to the Loan Parties; (h) each Authorized Person shall, to the extent exercisable, exercise any and all powers granted by the Power of Attorney solely for the benefit of such Authorized Person; (i) any rights the Loan Parties may have under 20 Pa.C.S. §§ 5601 - 5612, as amended (the “POA Act”), are hereby forever waived and relinquished; (j) without limiting the generality of the foregoing, (A) the Power of Attorney shall not be construed in accordance with the provisions of the POA Act, and (B) no Authorized Person shall have any of the duties described in 20 Pa.C.S. § 5601.3(b); (k) the Power of Attorney is irrevocable; and (l) the Loan Parties have read and understand the Power of Attorney.

25. This Fourth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of law thereof. The Loan Parties hereby consent to the jurisdiction and venue of any federal or state court located in the Commonwealth of Pennsylvania with respect to any suit arising out of or mentioning this Fourth Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Fourth Amendment to be duly executed by their duly authorized officers on the day and year first above written.

BORROWERS:

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.,
WITNESS:	a Delaware corporation

/s/ Paul A. McGrath	By:	/s/ Ross C. Wilkin	(SEAL)
	Name:	Ross C. Wilkin
	Title:	V.P. Finance, CFO and Treasurer

DUNKIRK SPECIALTY STEEL, LLC,
WITNESS:	a Delaware limited liability company

/s/ Paul A. McGrath	By:	/s/ Ross C. Wilkin	(SEAL)
	Name:	Ross C. Wilkin
	Title:	Executive Officer

NORTH JACKSON SPECIALTY STEEL, LLC,
WITNESS:	a Delaware limited liability company

/s/ Paul A. McGrath	By:	/s/ Ross C. Wilkin	(SEAL)
	Name:	Ross C. Wilkin
	Title:	Treasurer

ADMINISTRATIVE AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ David B. Gookin
Name:	David B. Gookin
Title:	Executive Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Brian Sheridan
Name:	Brian Sheridan
Title:	Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Paul J. Oris
Name:	Paul J. Oris
Title:	Senior Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Diane Geisler
Name:	Diane Geisler
Title:	Vice President

FIRST COMMONWEALTH BANK, as a Lender

By:	/s/ Brian J. Sohocki
Name:	Brian J. Sohocki
Title:	Senior Vice President

ANNEX 1

EXHIBIT 8.2.6

FORM OF

ACQUISITION COMPLIANCE CERTIFICATE

                , 201

PNC Bank, National Association,

as Administrative Agent

Three PNC Plaza

255 Fifth Avenue

Pittsburgh, PA 15222

Ladies and Gentlemen:

I refer to the Credit Agreement, dated as of August 18, 2011, by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined therein) party thereto, PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”), and PNC Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as amended by that certain (i) First Amendment to Credit Agreement, dated March 19, 2012, (ii) Second Amendment to Credit Agreement, dated March 29, 2013, (iii) Third Amendment to Credit Agreement, dated November 7, 2013 and (iv) Fourth Amendment to Credit Agreement, dated October 23, 2015 (as may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

                     [insert name of applicable Loan Party] intends to enter into a Permitted Acquisition with                      [enter name of the target company] pursuant to which                      [insert name of applicable Loan Party] will                      [provide a brief description of the transactions contemplated by such Permitted Acquisition]. This Certificate is delivered to the Administrative Agent in accordance with Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement. I, the                      [Chief Executive Officer/President/Chief Financial Officer/Treasurer or Assistant Treasurer] of each Borrower, do hereby certify as of                  , 201  , which is at least five (5) Business Days prior to such Permitted Acquisition (the “Report Date”), as follows:

1.	The representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] of the Credit Agreement and in each of the other Loan Documents to which they are a party are true and correct in all respect with the same effect as though such representations and warranties had been made on and as of the Report Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein).

2. No Event of Default or Potential Default exists on the Report Date; and no Event of Default or Potential Default shall exist immediately prior to or after giving effect to such Permitted Acquisition.

[NOTE: If any Event of Default or Potential Default has occurred and is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.]

3. Aggregate Consideration. The Consideration (excluding any Consideration in the form of equity) to be paid for such Permitted Acquisition is $        .    , and the aggregate Consideration (excluding any Consideration in the form of equity) paid for all Permitted Acquisitions (after giving effect to such Permitted Acquisition) in the current fiscal year is $        .    .

Under Section 8.2.6(ii)(E)(w) of the Credit Agreement, the aggregate Consideration (excluding any Consideration in the form of equity) paid for all Permitted Acquisitions in any fiscal year shall not exceed Fifty Million and 00/100 Dollars ($50,000,000.00). Therefore, the Loan Parties              [will/will not] be in compliance with Section 8.2.6(ii)(E)(w) of the Credit Agreement after giving effect to such Permitted Acquisition.

4. Undrawn Availability. After giving effect to such Permitted Acquisition, Undrawn Availability is $        .    .

Under Section 8.2.6(ii)(E)(x) of the Credit Agreement, Undrawn Availability is required to be at least Thirty Million and 00/100 Dollars ($30,000,000.00). Therefore, the Loan Parties                      [will/will not] be in compliance with Section 8.2.6(ii)(E)(x) of the Credit Agreement after giving effect to such Permitted Acquisition.

5. Maximum Leverage Ratio. After giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition), the Leverage Ratio for the twelve (12) month period ending as of the Report Date is              to 1.0.

Senior Indebtedness as of the Report Date equals $         (the calculation of which is set forth in the attached spreadsheet).

Consolidated EBITDA for the twelve (12) month period ending as of the Report Date equals $         (the calculation of which is set forth in the attached spreadsheet).

The ratio of item 5(A) to item 5(B) equals the Leverage Ratio.

Under Section 8.2.6(ii)(E)(y) of the Credit Agreement, the Leverage Ratio is not permitted to be greater than 2.50 to 1.00 for the relevant period. Therefore, the Loan Parties                      [will/will not] be in compliance with Section 8.2.6(ii)(E)(y) of the Credit Agreement after giving effect to such Permitted Acquisition.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Acquisition Compliance Certificate this      day of             , 201  .

BORROWERS:

WITNESS:	Universal Stainless & Alloy Products, Inc., a Delaware corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	Dunkirk Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

WITNESS:	North Jackson Specialty Steel, LLC, a Delaware limited liability company

	By:	(SEAL)
Name:
Title:

SPREADSHEET

[see attached]

ANNEX 2

EXHIBIT 8.3.3

FORM OF

COMPLIANCE CERTIFICATE

                , 201

PNC Bank, National Association,

as Administrative Agent

Three PNC Plaza

255 Fifth Avenue

Pittsburgh, PA 15222

Ladies and Gentlemen:

I refer to the Credit Agreement, dated as of August 18, 2011, by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Dunkirk Specialty Steel, LLC, a Delaware limited liability company (“Dunkirk”), North Jackson Specialty Steel, LLC, a Delaware limited liability company (“North Jackson”) (Universal, Dunkirk, and North Jackson are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined therein) party thereto, PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”), and PNC Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as amended by that certain (i) First Amendment to Credit Agreement, dated March 19, 2012, (ii) Second Amendment to Credit Agreement, dated March 29, 2013, (iii) Third Amendment to Credit Agreement, dated November 7, 2013 and (iv) Fourth Amendment to Credit Agreement, dated October     , 2015 (as may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I, the                      [Chief Executive Officer/President/Chief Financial Officer/Treasurer or Assistant Treasurer] of each Borrower, do hereby certify on behalf of the Borrowers as of the              [quarter/year] ended                  , 201   (the “Report Date”), as follows:

1. CHECK ONE:

The annual financial statements of Universal and its Subsidiaries, consisting of an audited consolidated balance sheet and related audited consolidated statements of income, stockholders’ equity and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and set forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.2 [Annual Financial Statements] of the Credit Agreement.

OR

The quarterly unaudited financial statements of Universal and its Subsidiaries, consisting of a consolidated balance sheet and related consolidated statements of income, stockholders’ equity and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and have been prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments), and set forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.1 [Quarterly Financial Statements] of the Credit Agreement.

2. The representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] of the Credit Agreement and in each of the other Loan Documents to which they are a party are true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the Report Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein).

3. In accordance with Section 6.2 [Updates to Schedules] of the Credit Agreement, attached hereto as Exhibit A are updates to the schedules to the Credit Agreement (the “Updated Schedules”). Notwithstanding the foregoing, the Borrowers hereby acknowledge and agree that no schedule shall be deemed to have been amended, modified or superseded by the Updated Schedules, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured by the Updated Schedules, unless and until the Required Lenders, in their commercially reasonable discretion, shall have accepted in writing the Updated Schedules.

4. No Event of Default or Potential Default has occurred and is continuing on the Report Date.

[NOTE: If any Event of Default or Potential Default has occurred and is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.]

5. Indebtedness (Section 8.2.1(iii)). Indebtedness of the Loan Parties and their Subsidiaries with respect to Purchase Money Security Interests and capitalized leases, in the aggregate, as of the Report Date is $        , which does not exceed Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate for all such Indebtedness.

6. Indebtedness (Section 8.2.1(vii)). Unsecured Indebtedness of the Loan Parties and their Subsidiaries, in the aggregate, as of the Report Date is $        , which is Indebtedness other than the Indebtedness permitted by clauses (i) through (vi) of Section 8.2.1 of the Credit Agreement, which is not more than the permitted maximum of Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate at any time outstanding.

7. Subsidiaries, Partnerships and Joint Ventures. The aggregate investment by the Loan Parties or any of them in all Joint Ventures as of the Report Date is $        , which is not more than the permitted maximum of Fifteen Million and 00/100 Dollars ($15,000,000.00) at any time.

8. Minimum Fixed Charge Coverage Ratio (Section 8.2.17). The Fixed Charge Coverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is              to 1.0, which is not less than the required ratio of 1.10 to 1.00 for such period.1

(A) Consolidated EBITDA for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $         (the calculation of which is set forth in the attached spreadsheet).

(B) Fixed Charges for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $         (the calculation of which is set forth in the attached spreadsheet).

(C) the ratio of item 8(A) to item 8(B) equals the Fixed Charge Coverage Ratio.

9. [Maximum] Leverage Ratio [(Section 8.2.18)]. The Leverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is              to 1.0[, which is not greater than the permitted ratio for such period of 3.50 to 1.00].2

(A) Senior Indebtedness as of the Report Date equals $            (the calculation of which is set forth in the attached spreadsheet).

(B) Consolidated EBITDA for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $            (the calculation of which is set forth in the attached spreadsheet).

(C) The ratio of item 9(A) to item 9(B) equals the Leverage Ratio.

[1]	Include this calculation for the September 30, 2016 Report Date and each Report Date thereafter.
[2]	Include the bold/bracketed items for the September 30, 2015 Report Date; remove the bold/bracketed items for all other Report Dates but retain the Leverage Ratio calculation in order to determine grid pricing.

10. Minimum Consolidated EBITDA (Section 8.2.19). Consolidated EBITDA for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is $        , which is not less than the required amount, if applicable, as follows (select one).

     Twelve Million Four Hundred Thousand and 00/100 Dollars ($12,400,000.00), calculated as of December 31, 2015.

OR

     Ten Million Two Hundred Thousand and 00/100 Dollars ($10,200,000.00), calculated as of March 31, 2016.

OR

     Ten Million Eight Hundred Thousand and 00/100 Dollars ($10,800,000.00), calculated as of June 30, 2016.

OR

     Sixteen Million Eight Hundred Thousand and 00/100 Dollars ($16,800,000.00), calculated as of September 30, 2016.

OR

     Twenty-Three Million and 00/100 Dollars ($23,000,000.00), calculated as of December 31, 2016.

11. Minimum Liquidity (Section 8.2.21). Undrawn Availability as of the Report Date is $        , which is not less than Ten Million and 00/100 Dollars ($10,000,000.00).

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Compliance Certificate this      day of             , 201  .

BORROWERS:

Universal Stainless & Alloy Products, Inc.,
WITNESS:	a Delaware corporation

By:	By:	(SEAL)
Name:	Name:
Title:

Dunkirk Specialty Steel, LLC,
WITNESS:	a Delaware limited liability company

By:	By:	(SEAL)
Name:	Name:
Title:

North Jackson Specialty Steel, LLC,
WITNESS:	a Delaware limited liability company

By:	By:	(SEAL)
Name:	Name:
Title:

EXHIBIT A

[see attached]

SPREADSHEET

[see attached]